Exhibit 3.3

RESTATED CERTIFICATE OF INCORPORATION

OF

BLUE APRON HOLDINGS, INC.

(originally incorporated on December 22, 2016)

FIRST:  The name of the Corporation is Blue Apron Holdings, Inc. (the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.  The name of the registered agent of the Corporation at that address is Corporation Service Company.

THIRD:  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,185,000,000 shares, consisting of 1,500,000,000 shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), 175,000,000 shares of Class B Common Stock, $0.0001 par value per share (“Class B Common Stock”), 500,000,000 shares of Class C Capital Stock, $0.0001 par value per share (“Class C Capital Stock”), and 10,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).  The number of authorized shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock may be increased or decreased (but not below (i) the number of shares thereof then outstanding and (ii) with respect to the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section 8 of Part A of this Article FOURTH) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A                                       CLASS A COMMON STOCK, CLASS B COMMON STOCK AND CLASS C CAPITAL STOCK.

Unless otherwise indicated, references to “Sections” or “Subsections” in this Part A of this Article FOURTH refer to sections and subsections of Part A of this Article FOURTH.

1.                                      General.  Except as otherwise provided in the Certificate of Incorporation or required by applicable law, shares of Class A Common Stock, Class B Common Stock and Class

C Capital Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.  The voting, dividend and liquidation rights of the holders of Class A Common Stock, Class B Common Stock and Class C Capital Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.                                      Voting.

2.1                               Class A Common Stock and Class B Common Stock.  Except as otherwise required by applicable law, at all meetings of stockholders, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder.  Except as otherwise required by applicable law or provided in the Certificate of Incorporation, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the By-laws of the Corporation and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by applicable law, holders of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or applicable law.  There shall be no cumulative voting.

2.2                               Class C Capital Stock.  Except as otherwise required by applicable law or provided herein, the holders of shares of Class C Capital Stock shall (a) have no voting rights or power, (b) not be entitled to vote on any matter that is submitted to a vote of the stockholders of the Corporation and (c) be entitled to notice of all stockholders’ meetings.

3.                                      Dividend and Distribution Rights.  Shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors of the Corporation (the “Board of Directors”) out of any assets of the Corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), then holders of Class A Common Stock shall be entitled to receive shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), holders of Class B Common Stock shall be entitled to receive shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be) and holders of Class C Capital Stock shall be entitled to receive shares of Class C Capital Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), with holders of shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable.  Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Class A Common Stock, Class B Common Stock or Class C Capital Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock, each voting separately as a class.

4.                                      Subdivisions, Combinations or Reclassifications.  Shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock may not be subdivided, combined or reclassified unless the shares of each of the other two classes are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock, Class B Common Stock and Class C Capital Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock, each voting separately as a class.

5.                                      Liquidation, Dissolution or Winding Up.  Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock, Class B Common Stock and Class C Capital Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock, each voting separately as a class.

6.                                      Certain Transactions.

6.1                               Merger or Consolidation.  In the case of any distribution or payment in respect of the shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock upon the consolidation or merger of the Corporation with or into any other entity, such distribution or payment that the holders of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock have the right to receive, or the right to elect to receive, shall be made ratably on a per share basis among the holders of the Class A Common Stock, Class B Common Stock and Class C Capital Stock as a single class; provided, however, that shares of such classes may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such consolidation, merger or other transaction if the only difference in the per share consideration to the holders of the Class A Common Stock, Class B Common Stock and Class C Capital Stock is that any securities distributed to the holder of a share of Class B Common Stock have ten (10) times the voting power of any securities distributed to the holder of a share of Class A Common Stock and that any securities distributed to the holder of a share of Class C Capital Stock have no voting rights or power.

6.2                               Third-Party Tender or Exchange Offers.  The Corporation may not enter into any agreement pursuant to which a third party may by tender or exchange offer acquire any shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, nor may the Corporation or the Board of Directors (or any committee thereof) recommend that holders tender shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock into any third-party tender or exchange offer, unless the holders of (a) the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class B Common Stock and Class C Capital Stock would receive, or have the right to elect to receive, as applicable, (b) the Class B Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class A Common Stock and Class C Capital Stock would receive, or have the right to elect to receive, as applicable, and (c) the Class C Capital Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class A Common Stock and Class B Common Stock would receive, or have the right to elect to receive, as applicable; provided, however, that shares of such classes may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such tender or exchange offer if the only difference in the per share consideration to the holders of the Class A Common Stock, Class B Common Stock and Class C Capital Stock is that any securities distributed to the holder of a share of Class B Common Stock have ten (10) times the voting power of any securities distributed to the holder of a share of Class A Common Stock and that any securities distributed to the holder of a share of Class C Capital Stock have no voting rights or power.

7.                                      Conversion.

7.1                               Optional Conversion of Class B Common Stock.  Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation (an “Optional Class B Conversion Event”).  Before any holder of Class B Common Stock shall be entitled to convert any shares of Class B Common Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall provide written notice to the Corporation at its principal corporate office, of such conversion election and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued (if such shares of Class A Common Stock are certificated) or (ii) in which such shares of Class A Common Stock are to be registered in book entry (if such shares of Class A Common Stock are uncertificated).  If the shares of Class A Common Stock into which the shares of Class B Common Stock are to be converted are to be issued in a name or names other than the name of the holder of the shares of Class B Common Stock being converted, such notice shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled upon such conversion (if such shares of Class A Common Stock are certificated) or shall register such shares of Class A Common Stock in book-entry form (if such shares of Class A Common Stock are uncertificated).  Such conversion shall be deemed to be effective immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the provision of written notice of such conversion election as required by this Subsection 7.1, the shares of Class A Common Stock issuable upon such conversion shall be deemed to be outstanding as of such time, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be deemed to be the record holder or holders of such shares of Class A Common Stock as of such time.

7.2                               Automatic Conversion of Class B Common Stock.  Class B Common Stock shall automatically convert into Class A Common Stock upon the occurrence of an event described below (each, a “Mandatory Class B Conversion Event”):

(a)                                 Transfers.  Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of a Transfer (as defined in Section 10), other than a Permitted Transfer (as defined in Section 10), of such share of Class B Common Stock.

(b)                                 Death or Disability of Holder.  In addition to the automatic conversion provisions contained in Subsection 7.2(a), each share of Class B Common Stock held of record by a holder of Class B Common Stock who is a natural person, or held of record by Permitted Transferees (as defined in Section 10) of such holder of Class B Common Stock, shall automatically, without any further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death or Disability (as defined in Section 10) of such holder of Class B Common Stock; provided, however, that following the death or Disability of a Founder (as defined in Section 10), each share of Class B Common Stock held of record by such Founder, or held of record by Permitted Transferees of such Founder, shall automatically, without any further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon that date which is the earlier of (i) nine (9) months after the date of death or Disability of such Founder, and (ii) the date upon which such Founder’s Permitted Transferees cease to hold such shares of Class B Common Stock or to exercise Voting Control (as defined in Section 10) over such shares of Class B Common Stock, as applicable.

(c)                                  Death or Disability of Matthew Salzberg.  In addition to the automatic conversion provisions contained in Subsection 7.2(b), each outstanding share of Class B Common Stock shall automatically, without any further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common

Stock upon the date which is nine (9) months after the date of death or Disability of Matthew Salzberg (“Salzberg”).

(d)                                 Reduction in Voting Power.  Each outstanding share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the first date on which the voting power of all then-outstanding shares of Class B Common Stock represent less than five percent (5%) of the combined voting power of all then-outstanding shares of Class A Common Stock and Class B Common Stock.

7.3                               Automatic Conversion of Class C Capital Stock.  Upon the conversion or other exchange of all outstanding shares of Class B Common Stock into or for shares of Class A Common Stock, each outstanding share of Class C Capital Stock shall automatically, without further action by the Corporation or the holders thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock on the date fixed therefor by the Board of Directors that is no less than thirty-one (31) days and no more than ninety (90) days following such conversion or other exchange of Class B Common Stock (the “Class C Conversion Event”).

7.4                               Certificates.  Each outstanding stock certificate (if shares are in certificated form) that, immediately prior to the occurrence of an Optional Class B Conversion Event, a Mandatory Class B Conversion Event or the Class C Conversion Event (any of the foregoing, a “Conversion Event”), represented one or more shares of Class B Common Stock or Class C Capital Stock subject to such Conversion Event shall, upon such Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof.  The Corporation shall, upon the request of any holder whose shares of Class B Common Stock or Class C Capital Stock have been converted into shares of Class A Common Stock as a result of a Conversion Event and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock or Class C Capital Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock or Class C Capital Stock were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form.  Each share of Class B Common Stock or Class C Capital Stock that is converted pursuant to Subsection 7.1, 7.2 or 7.3 shall thereupon automatically be retired and shall not be available for reissuance.

7.5                               Policies and Procedures.  The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of the Certificate of Incorporation or By-laws of the Corporation, relating to the conversion of the Class B Common Stock or Class C Capital Stock, as applicable, into Class A Common Stock, as it may deem necessary or advisable in connection therewith.  If the Corporation has reason to believe that a Transfer or other Conversion Event giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation (or in book entry as maintained by the transfer agent of the Corporation), the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation (or in book entry as maintained by the transfer agent of the Corporation).  In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation (or in book entry as maintained by the transfer agent of the Corporation) shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

8.                                      Reservation of Stock.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock and Class C Capital Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class C Capital Stock into shares of Class A Common Stock.

9.                                      Protective Provision.  The Corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive any provision of Part A of this Article FOURTH (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote of the holders of a majority of the then outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class, in addition to any other vote required by applicable law, the Certificate of Incorporation or By-laws of the Corporation.

10.                               Definitions.  For purposes of this Article FOURTH:

“Affiliate” means, with respect to any person, any other person or entity that directly or indirectly, controls, is controlled by, or is under common control with such person, including, without limitation, any trustee, partner, officer, director or member of such person and any venture capital or other investment fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such person.

“Delayed Conversion Period” means the period of time following the death or Disability of a Founder until all shares of Class B Common Stock held of record by such Founder, or such Founder’s Permitted Transferees, upon his death or Disability are converted into shares of Class A Common Stock in accordance with Subsection 7.2 above.

“Disability” means permanent and total disability such that the natural person holder of Class B Common Stock is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner.  In the event of a dispute whether the natural person holder of Class B Common Stock has suffered a Disability, no Disability of the natural person holder of Class B Common Stock shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and nonappealable.

“Family Member” means with respect to any natural person who is a Qualified Stockholder (a) the spouse of such Qualified Stockholder, (b) the parents, grandparents, lineal descendants, siblings or lineal descendants of siblings of such Qualified Stockholder or (c) the parents, grandparents, lineal descendants, siblings or lineal descendants of siblings of the spouse of such Qualified Stockholder.  Lineal descendants shall include adopted persons, but only so long as they are adopted during minority.

“Fiduciary” means a natural person who (a) is an executor, personal representative, administrator, trustee, manager, managing member, general partner, director, officer or any other agent of a person and (b) manages, controls or otherwise has decision-making authority with respect to such person.

“Founder” means Matthew Salzberg, Matthew Wadiak or Ilia Papas.

“Founder Qualified Stockholder” means a Qualified Stockholder who is also a Founder.

“Founder Trustee” means any natural person designated or approved by a Founder and approved by resolution of not less than sixty-six and two-thirds percent (66-2/3%) of the directors then constituting the entire Board of Directors, in each case acting in his or her capacity as voting trustee pursuant to a written voting trust agreement entered into by such Founder prior to his death or Disability; provided, however, that approval of the Board of Directors shall not be required for any such natural person designated or approved by such Founder pursuant to a written voting trust agreement entered into by such Founder prior to the Reclassification Date (as defined below) and serving as voting trustee at the Reclassification Date.

“Parent” of an entity means any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

“Permitted Entity” means with respect to a Qualified Stockholder:

(a)                                 a Permitted Trust solely for the benefit of (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder;

(b)                                 any general partnership, limited partnership, limited liability company, corporation, public benefit corporation or other entity exclusively owned by (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder;

(c)                                  the executor or personal representative of the estate of a Qualified Stockholder upon the death of such Qualified Stockholder solely to the extent the executor or personal representative is acting in the capacity of executor or personal representative of such estate;

(d)                                 a revocable living trust, which revocable living trust is itself both a Permitted Trust and a Qualified Stockholder, during the lifetime of the natural person grantor of such trust; or

(e)                                  a revocable living trust (including any irrevocable administrative trust resulting from the death of the natural person grantor of such trust) which trust is itself both a Permitted Trust and a Qualified Stockholder, following the death of the natural person grantor of such trust, solely to the extent that such shares are held in such trust pending distribution to the beneficiaries designated in such trust.

Except as explicitly provided for herein, a Permitted Entity of a Qualified Stockholder shall not cease to be a Permitted Entity of that Qualified Stockholder solely by reason of the death of that Qualified Stockholder.

“Permitted Transfer” means, and is restricted to, any Transfer of a share of Class B Common Stock:

(a)                                 by a Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) to (i) one or more Family Members of such Qualified Stockholder so long as such Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) continues to exercise Voting Control over such shares, (ii) any Permitted Entity of such Qualified Stockholder so long as (A) such Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) continues to exercise Voting Control over such shares, or (B) a Fiduciary of such Permitted Entity who is selected by such Qualified Stockholder, and whom such Qualified Stockholder has the power to remove and replace with another Fiduciary selected by such Qualified Stockholder, exercises Voting Control over such shares, (iii) any foundation or similar entity or any Qualified Charity so long as (A) such Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) continues to exercise Voting Control over such shares, or (B) a Fiduciary of such foundation, similar entity or Qualified Charity who is selected by such Qualified Stockholder, and whom such Qualified Stockholder has the power to remove and replace with another Fiduciary selected by such Qualified Stockholder, exercises Voting Control over such shares, (iv) any Permitted Entity of a Family Member of such Qualified Stockholder so long as such Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) continues to exercise Voting Control over such shares, or (v) such Qualified Stockholder’s revocable living trust which revocable living trust is itself both a Permitted Trust and a Qualified Stockholder;

(b)                                 by a Permitted Entity of a Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) to (i) such Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) or one or more Family Members of such Qualified Stockholder, (ii) any other Permitted Entity of such Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) or (iii) any Permitted Entity of a Family Member of such Qualified Stockholder; or

(c)                                  by a Qualified Stockholder that is an entity to an Affiliate (provided, that for purposes of a Permitted Transfer, an Affiliate shall not include, in any case, limited partners, stockholders or members of such Qualified Stockholder).

“Permitted Transferee” means a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

“Permitted Trust” means a bona fide trust where each trustee is (a) a Qualified Stockholder; (b) a Family Member of a Qualified Stockholder; (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisor, or bank trust departments; (d) an employee of the Corporation or a member of the Board of Directors; or (e) solely in the case of any such trust established by a natural person grantor, any other bona fide trustee; provided, however, that solely with respect to a trust (whether existing at the Reclassification Date or established thereafter) receiving or holding shares of a Founder, which trust is contingent and effective upon the death or Disability of such Founder, each trustee of such trust shall be a Founder Trustee in order for such trust to constitute a Permitted Trust.

“Qualified Charity” means a domestic U.S. charitable organization, contributions to which are deductible for federal income, estate, gift and generation skipping transfer tax purposes.

“Qualified Stockholder” means:

(a)                                 the registered holder of a share of Class B Common Stock as of the Reclassification Date;

(b)                                 the initial registered holder of a share of Class B Common Stock that was issued upon conversion of the Corporation’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock upon the completion of the Corporation’s initial public offering of Class A Common Stock;

(c)                                  the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Reclassification Date pursuant to the exercise or conversion of options or warrants or settlement of restricted stock units (“RSUs”) that, in each case, are outstanding as of the Reclassification Date;

(d)                                 the initial record holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Effective Time upon the approval of the Board of Directors;

(e)                                  the initial record holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Effective Time pursuant to the conversion, exchange or exercise of securities issued pursuant to the preceding subclause (d);

(f)                                   each natural person who Transferred shares of or equity awards for Class B Common Stock (including any option or warrant exercisable or convertible into, or any RSU that can be settled in shares of, Class B Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder pursuant to the foregoing subclauses (a), (b) or (c); and

(g)                                  a Permitted Transferee.

“Reclassification Date” means December 29, 2016.

“Transfer” of a share of Class B Common Stock means, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, the transfer of a share of Class B Common Stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise.  A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (x) an entity that is a Permitted Entity if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (y) an entity that is a Qualified Stockholder if there occurs a Transfer on a cumulative basis, from and after the Reclassification Date, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the Reclassification Date, holders of voting securities of any such entity or Parent of such entity.  In addition, for the avoidance of doubt, a Transfer shall be deemed to have occurred if a holder that is a partnership, limited partnership, limited liability company or corporation distributes or otherwise transfers its shares of Class B Common Stock to its partners, stockholders, members or other equity owners.  Notwithstanding the foregoing, the following shall not be considered a Transfer:

(a)                                 the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(b)                                 entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement (i) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (ii) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities or other property to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(c)                                  the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer at such time;

(d)                                 any change in the trustee(s) or the person(s) and/or entity(ies) having or exercising Voting Control over shares of Class B Common Stock of a Permitted Entity, provided that following such change such Permitted Entity continues to be a Permitted Entity; or

(e)                                  (1) the assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Class B Common Stock by a Qualified Stockholder to a grantor retained annuity trust (a “GRAT”) for which the trustee is (A) such Qualified Stockholder, (B) a Family Member of such Qualified Stockholder, (C) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisors, or bank trust departments, (D) an employee of the Corporation or a member of the Board of Directors or (E) solely in the case of any such trust established by a natural person grantor, any other bona fide trustee; (2) the change in trustee for such a GRAT from one of the persons identified in the foregoing subclauses (A) through (E) to another person identified in the foregoing subclauses (A) through (E); and (3) the distribution of such shares of Class B Common Stock from such GRAT to such Qualified Stockholder (provided, however, that the distribution of shares of Class B Common Stock to any beneficiary of such GRAT except such Qualified Stockholder shall constitute a Transfer unless such distribution qualifies as a Permitted Transfer at such time).

“Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

B                                       PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.  Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law.  Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

FIFTH:  Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

SIXTH:  In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the By-laws of the Corporation by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.  The stockholders may not adopt, amend, alter or repeal the By-laws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by the Certificate of Incorporation, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors.  Notwithstanding any other provisions of law, the Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

SEVENTH:  The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee or advisor of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

EIGHTH:  Except to the extent that the General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.  No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.  If the General Corporation Law is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

NINTH:  The Corporation shall provide indemnification as follows:

1.                                      Actions, Suits and Proceedings Other than by or in the Right of the Corporation.  The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.                                      Actions or Suits by or in the Right of the Corporation.  The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3.                                      Indemnification for Expenses of Successful Party.  Notwithstanding any other provisions of this Article NINTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article NINTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

4.                                      Notification and Defense of Claim.  As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought.  With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee.  After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4.  Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article NINTH.  The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.  The Corporation shall not be required to indemnify Indemnitee under this Article NINTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent.  The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.  Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5.                                      Advance of Expenses.  Subject to the provisions of Section 6 of this Article NINTH, in the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article NINTH, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article NINTH; and provided further that no such advancement of expenses shall be made under this Article NINTH if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful.  Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

6.                                      Procedure for Indemnification and Advancement of Expenses.  In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article NINTH, an Indemnitee shall submit to the Corporation a written request.  Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, unless (i) the Corporation has assumed the defense pursuant to Section 4 of this Article NINTH (and none of the circumstances described in Section 4 of this Article NINTH that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article NINTH, as the case may be.  Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be.  Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

7.                                      Remedies.  The right to indemnification or advancement of expenses as granted by this Article NINTH shall be enforceable by Indemnitee in any court of competent jurisdiction.  Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article NINTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.  Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.  Notwithstanding the foregoing, in any suit brought by Indemnitee to enforce a right to indemnification hereunder it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law.

8.                                      Limitations.  Notwithstanding anything to the contrary in this Article NINTH, except as set forth in Section 7 of this Article NINTH, the Corporation shall not indemnify an Indemnitee pursuant to this Article NINTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors.  Notwithstanding anything to the contrary in this Article NINTH, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

9.                                      Subsequent Amendment.  No amendment, termination or repeal of this Article NINTH or of the relevant provisions of the General Corporation Law or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10.                               Other Rights.  The indemnification and advancement of expenses provided by this Article NINTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee.  Nothing contained in this Article NINTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article NINTH.  In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article NINTH.

11.                               Partial Indemnification.  If an Indemnitee is entitled under any provision of this Article NINTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement to which Indemnitee is entitled.

12.                               Insurance.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

13.                               Savings Clause.  If this Article NINTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article NINTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

14.                               Definitions.  Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

TENTH:  This Article TENTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.                                      General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.                                      Number of Directors; Election of Directors.  Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors.  Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

3.                                      Classes of Directors.  Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.  The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III at the time such classification becomes effective.

4.                                      Terms of Office.  Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Restated Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Restated Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Restated Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

5.                                      Quorum.  The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of this Article TENTH shall constitute a quorum of the Board of Directors.  If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

6.                                      Action at Meeting.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by the Certificate of Incorporation.

7.                                      Removal.  Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

8.                                      Vacancies.  Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders.  A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

9.                                      Stockholder Nominations and Introduction of Business, Etc.  Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws of the Corporation.

10.                               Amendments to Article.  Notwithstanding any other provisions of law, the Certificate of Incorporation or By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

ELEVENTH:  Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.  Notwithstanding any other provisions of law, the Certificate of Incorporation or By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

TWELFTH:  Special meetings of stockholders for any purpose or purposes may be called at any time by only the Board of Directors, the Chairman of the Board or the Chief Executive Officer, and may not be called by any other person or persons.  Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.  Notwithstanding any other provisions of law, the Certificate of Incorporation or By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH.

THIRTEENTH:  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH.

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[Signature Page Follows]

IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and amends the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer this              day of           , 2017.

BLUE APRON HOLDINGS, INC.

By:
Name: Matthew B. Salzberg
Title: President and Chief Executive Officer